UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     United Natural Foods, Inc., a Delaware corporation (the “Company”) and Daniel Atwood, who was serving as the Company’s Senior Vice President, Chief Innovation Officer, have entered into a Employment Separation Agreement and Release (the “Separation Agreement”), effective January 27, 2010.  Pursuant to the Separation Agreement, Mr. Atwood is entitled to receive a severance payment in the amount of $363,000 as well as continued medical benefits for a one-year period (collectively, the “Separation Payments”). The cash portion of the Separation Payments will not commence until six months and one day following Mr. Atwood’s separation from service, at which time half of the total cash payments will be paid.  Thereafter, the remaining unpaid cash portion of the Separation Payments will be paid in pro rata amounts for the next six months in accordance with the Company’s normal payroll practices. The Separation Payments are contingent on Mr. Atwood’s agreement to a general release of claims, which generally provides that Mr. Atwood voluntarily releases the Company, its present and former directors, officers, shareholders and certain other persons or entities affiliated with the Company of claims related to his employment with the Company.  The Separation Agreement also provides for mutual non-disparagement obligations and provides that the Separation Payments are contingent on Mr. Atwood’s compliance with the one-year non-competition and non-solicitation obligations set out in the Separation Agreement and Mr. Atwood’s Severance Agreement, the form of which has been previously filed by the Company as Exhibit 10.1 to its Form 8-K filed on August 9, 2005.

The foregoing summary of the material terms of the Separation Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1    Employment Separation Agreement and Release by and between Daniel V. Atwood and United Natural Foods, Inc., effective January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:  January 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Separation Agreement and Release by and between Daniel V. Atwood and United Natural Foods, Inc., effective January 27, 2010.